Exhibit 10.1
INDEMNIFICATION AGREEMENT
INDEMNIFICATION AGREEMENT, effective as of execution date, (the “Effective Date”) between enherent Corp., with offices and a principal place of business at 192 Lexington Avenue, New York, New York 10016 (“Company”) and _______________, a non-employee Director of the Company with an address at _________________________________ (“Director”).
WITNESSTH
WHEREAS, the Company wishes to retain the Director as a non-employee Director.
WHEREAS, the Director wishes to serve on the Company’s Board of Directors as a non-employee Director on the terms and conditions set forth herein.
NOW THEREFORE, in consideration of the promises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.	Company, at its sole cost and expense, shall maintain directors’ and officers’ liability insurance coverage in an aggregate amount of no less than $5,000,000, in customary form, which policy shall benefit the Director.
2.	Provided the Director gives Company notice within ten (10) business days after first being informed of any claim against Director arising in the course of conduct of Company’s business or the business of any of its affiliates, Company agrees, to the fullest extent permitted by applicable law, to indemnify the Director against any and all liabilities to third parties incurred in the course of conduct of Company’s business or the business of any of its affiliates. Company’s obligations hereunder shall be offset by any indemnity paid to Director under any liability insurance policies purchased/maintained by Company which benefit the Director. In the event of an indemnification of Director by Company as herein provided, Company shall provide for and pay for the Director’s defense against any legal action in respect of liabilities as to which it has indemnified the Director and the Director agrees to reasonably cooperate with Company in connection with its defense of any such action or related action. The Director shall have the option of retaining counsel of Director’s own choice at Director’s sole expense.
3.	The Director’s right to indemnification provided for in Section 2 hereof shall not be exclusive of any other right which the Director may have or hereafter acquire under any statute, the Company’s Certificate of Incorporation, the Company’s By-laws, agreement, vote of stockholders, or directors, or otherwise.

4.	The rights provided under this Indemnification Agreement shall survive the expiration of the Director’s term or office or the resignation of the Director.
IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the Effective Date.

enherent Corp.		DIRECTOR

By:		By:

	Pamela Fredette CEO & President		[Name]

Date:		Date: